UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 22, 2005

                             TRIARC COMPANIES, INC.
               --------------------------------------------------
             (Exact name of registrant as specified in its charter)


           DELAWARE             1-2207                  38-0471180
        ---------------      --------------          ----------------
        (State or Other       (Commission            (I.R.S. Employer
        Jurisdiction of       File Number)           Identification No.)
        Incorporation)

        280 Park Avenue
        New York, NY                                     10017
 ------------------------------------------------------------------------------
       (Address of principal executive offices)         (Zip Code)

       Registrant's telephone number, including area code: (212)451-3000

                                     N/A
 ------------------------------------------------------------------------------
       (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written  communications  pursuant to Rule 425 under the  Securities Act
    (17 CFR 230.425)

[ ] Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

        The information in this Report is being furnished, not filed, pursuant to Regulation FD. The information in this Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. The furnishing of the information in this Report is not intended to, and does not, constitute a determination or admission that the information in this Report is material, or that investors should consider this information before making an investment decision with respect to any security of Triarc Companies, Inc. or Arby's, LLC.

        Pursuant to the requirements of a servicing agreement relating to the 7.44% fixed rate insured notes due 2020 issued by Arby's Franchise Trust (a copy of which is filed as Exhibit 10.4 to Triarc's current report on Form 8-K dated March 30, 2001), our subsidiary Arby's, LLC (the parent of Arby's Franchise Trust) prepares a report containing certain unaudited financial and operating information, which is delivered to certain parties, including the noteholders, certain nationally recognized rating agencies and the indenture trustee and the insurer for the notes. The information within the report is subject to finalization including the effect of any audit adjustments. Such report reflects Arby's U.S. and Canadian operations for periods that may not be consistent with our fiscal fourth quarter. Such report was prepared in accordance with the reporting requirements of the servicing agreement, and not in accordance with generally accepted accounting principles. Accordingly, pursuant to Regulation FD, Triarc is furnishing in this Report certain unaudited information reflected in the Arby's report that has not been previously publicly disclosed, as follows:

        o During the period October 1 to December 31, 2004 Arby's collected franchise royalties of approximately $24.2 million from U.S. and Canadian Arby's(R) franchisees and $1.9 million of royalties from Sybra, Inc., a wholly-owned subsidiary of ours. Such cash collections do not include accrued but unpaid amounts and may include amounts that have previously been accrued.

        o During the period October 1 to December 31, 2004 Arby's gross collections (including royalties) from U.S. and Canadian franchisees were approximately $25.0 million and gross collections from Sybra, Inc., a wholly-owned subsidiary of ours, were $1.9 million. Such cash collections do not include accrued but unpaid amounts and may include amounts that have previously been accrued.

        o During the period September 26, 2004 to January 2, 2005 Arby's servicing expenses were approximately $9.7 million.

        o During the period October 1 to December 31, 2004 Arby's total United States and Canadian systemwide Arby's sales were approximately $744.5 million and the average royalty rate was approximately 3.51% during this period. Systemwide sales include sales as reported by all restaurants, whether operated by us or by franchisees.

        o During the period September 26, 2004 to January 2, 2005 there were 33 Arby's restaurants opened and 20 restaurants closed (generally, underperforming restaurants) in the United States and Canada. As of January 2, 2005, there were 3,334 Arby's restaurants in the United States and 125 restaurants in Canada.

        o As of December 31, 2004, the average unit volume for the preceding twelve months for Arby's U.S. and Canadian restaurants was approximately $861,000. Average unit volume includes sales from all restaurants, including partial month units, new openings and closed units for the previous twelve months, rather than sales only from restaurants open a full twelve months or more.



                                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                TRIARC COMPANIES, INC.


                                                By:  /S/ FRANCIS T. MCCARRON
                                                    -------------------------
                                                    Francis T. McCarron
                                                    Senior Vice President and
                                                    Chief Financial Officer

        Dated: February 22, 2005